EXHIBIT 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
We hereby consent to the inclusion in the Endeavour International Corporation Form 10-K for the year ended December 31, 2009, and the incorporation by reference in the Company’s Registration Statement Nos. 333-118503, 333-124145, 333-130515, 333-132684, 333-139304, 333-149744, 333-163781 on Forms S-3 and Nos. 333-119577, 333-128692, 333-143794, 333-149743, 333-157967 Form S-8 as amended, of the reference to Netherland, Sewell & Associates, Inc.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ Danny D. Simmons
Danny D. Simmons, P.E.
President and Chief Operating Officer

Houston, Texas
March 16, 2010